UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

PATRIOT TRANSPORTATION HOLDING, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On November 1, 2023, Patriot Transportation Holding, Inc., a Florida corporation, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Blue Horizon Partners, Inc., an Oklahoma corporation (“Parent”) and Blue Horizon Partners Merger Sub, Inc., a Florida corporation and wholly owned subsidiary of Parent (“Merger Sub”). On the same date, United Petroleum Transports, Inc., an affiliate of Parent and Merger Sub, issued a press release announcing the signing of the Merger Agreement. A copy of the press release is set forth below.

PRESS RELEASE Contact: Tyler Lenz, tlenz@drive4upt.com or 405-493-7779

United Petroleum Transports Set to Acquire

Patriot Transportation Holding, including its Subsidiary, Florida Rock & Tank Lines

OKLAHOMA CITY, OKLAHOMA – November 1, 2023 – United Petroleum Transports, Inc. (UPT), an Oklahoma based leader in the liquid bulk transportation sector, is proud to announce it has entered into an agreement to acquire Patriot Transportation Holding, Inc. (Patriot), a premier bulk tank carrier specializing in hauling primarily petroleum-related products and other liquid and dry bulk commodities, headquartered in Jacksonville, FL. Patriot conducts business through its wholly owned subsidiary, Florida Rock & Tank Lines, Inc. (Florida Rock). This acquisition marks a significant milestone for UPT, furthering UPT’s and Florida Rock’s shared mission to become a top five bulk tank carrier by revenue.

“This is truly game changing for UPT,” said Matt Herndon, President and CEO of UPT. “The acquisition unites prominent brands in the industry and extends the footprint of UPT. We are excited about what we can offer our current and future customers by utilizing both brands from Arizona to Florida.”

UPT’s Executive Chairman, Greg Price, offered similar comments: “This acquisition provides UPT with an amazing opportunity to diversify our services while continuing to be best in class.” Price went on to say, “I’m excited for the opportunity to welcome the professionals of Florida Rock to the UPT family. Together we have a bright future and we will continue to offer integrity, trust, reliability, and dependability to all customers.”

The combination of these companies will create a top ten bulk tank carrier by revenue, with operations stretching from Arizona to Florida and will feature over 1,000 professional drivers and 30 terminals. The joining of both companies will also result in enhanced services for current and new customers while continuing UPT’s motto, “Seamless delivery…every time.” The transaction is expected to be finalized in early 2024.

As a result of the acquisition, Patriot will transition from a publicly traded company to a privately held entity. Florida Rock will retain their name and continue to operate as they are today.

About UPT

Founded in 1966, United Petroleum Transports is the largest carrier of motor fuels, aviation fuels and chemicals in the Southwest, with Customer Service Centers in Alabama, Arizona, Georgia, Kansas, New Mexico, Oklahoma and Texas. Headquartered in Oklahoma City, UPT is a leader in the tank truck industry, with a professional driver base of more than 650 professional drivers who safely and dependably serve UPT customers across the USA and Canada.

PRESS RELEASE Contact: Tyler Lenz, tlenz@drive4upt.com or 405-493-7779

About Patriot Transportation Holding, Inc.

Patriot conducts business through its wholly owned subsidiary, Florida Rock. The Florida Rock transports petroleum and other liquids and dry bulk commodities. A large portion of the Florida Rock’s business consists of hauling liquid petroleum products (mostly gas and diesel fuel) from large scale fuel storage facilities to the customers’ retail outlets (e.g., convenience stores, truck stops and fuel depots) where it off-loads the product into its customers’ fuel storage tanks for ultimate sale to the retail consumer. Florida Rock also hauls dry bulk commodities such as cement, lime and various industrial powder products, water and liquid chemicals. Florida Rock currently operates 19 terminals in addition to numerous truck domicile locations throughout the Southeast. With one of the most modern tank fleets available in the industry, Florida Rock is composed of more than 300 tractors and 400 trailers.

Additional Information About the Merger and Where to Find It

This communication is being made in respect of the proposed merger involving Patriot and UPT. A meeting of the shareholders of Patriot will be announced to seek shareholder approval in connection with the proposed merger. Patriot will file with the Securities and Exchange Commission (“SEC”) a proxy statement and other relevant documents in connection with the proposed merger. The definitive proxy statement will be sent or given to the shareholders of Patriot and will contain important information about the proposed merger and related matters. INVESTORS AND SHAREHOLDERS OF PATRIOT TRANSPORTATION HOLDING, INC. SHOULD READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PATRIOT TRANSPORTATION HOLDING, INC., UNITED PETROLEUM TRANSPORTS, INC., AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by Patriot with the SEC at the SEC’s website at www.sec.gov, at Patriot’s website at www.patriottrans.com or by sending a written request to the Patriot’s Secretary at 200 W. Forsyth Street, 7th Floor, Jacksonville, FL 32202.

Participants in the Solicitation

Patriot and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Patriot’s shareholders in connection with the merger will be set forth in Patriot’s definitive proxy statement for its shareholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the merger. Information relating to the foregoing can also be found in Patriot’s definitive proxy statement for its 2023 Annual Meeting of Shareholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on December 9, 2022. To the extent that holdings of Patriot’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

PRESS RELEASE Contact: Tyler Lenz, tlenz@drive4upt.com or 405-493-7779

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, including statements relating to the completion of the merger. These forward-looking statements are generally denoted by the use of words such as “anticipate,” “believe,” “expect,” “intend,” “aim,” “target,” “plan,” “continue,” “estimate,” “project,” “may,” “will,” “should,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements reflect management’s current beliefs and are based on information currently available to management. Forward-looking statements are based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to known and unknown risks and uncertainties and other factors that could cause actual results to differ materially from historical results or those anticipated. These factors include, but are not limited to: (a) the satisfaction of the conditions precedent to the consummation of the merger, including, without limitation, the timely receipt of shareholder approval; (b) uncertainties as to the timing of the merger and the possibility that the merger may not be completed, including uncertainties regarding UPT’s ability to finance the merger; (c) unanticipated difficulties or expenditures relating to the merger; (d) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including, in circumstances which would require Patriot to pay a termination fee; (e) legal proceedings, judgments or settlements, including those that may be instituted against Patriot, Patriot’s Board of Directors, Patriot’s executive officers and others following the announcement of the merger; (f) disruptions of current plans and operations caused by the announcement and pendency of the merger; (g) risks related to disruption of management’s attention from Patriot’s ongoing business operations due to the merger; (h) potential difficulties in employee retention due to the announcement and pendency of the merger; (i) the response of customers, suppliers, drivers and regulators to the announcement and pendency of the merger; (j) disruptions in the execution of plans, strategies, goals and objectives of management for future operations caused by the merger; (k) changes in accounting standards or tax rates, laws or regulations; (l) economic, market, business or geopolitical conditions (including resulting from the COVID-19 pandemic, inflation, the conflict in Ukraine and related sanctions, or the conflict in the Middle East) or competition, or changes in such conditions, negatively affecting Patriot’s business, operations and financial performance; (m) risks that the price of Patriot’s common stock may decline significantly if the merger is not completed; (n) the possibility that Patriot could, following the merger, engage in operational or other changes that could result in meaningful appreciation in its value; and (o) the possibility that Patriot could, at a later date, engage in unspecified transactions, including restructuring efforts, special dividends or the sale of some or all of Patriot’s assets to one or more as yet unknown purchasers, which could conceivably produce a higher aggregate value than that available to Patriot’s shareholders in the merger. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will occur or if any occur, what effect they will have on Patriot’s results of operations or financial condition.

If the proposed merger is consummated, Patriot’s shareholders will cease to have any equity interest in Patriot and will have no right to participate in its earnings and future growth. Other factors that could impact Patriot’s forward-looking statements are identified and described in more detail in Patriot’s Annual Report on Form 10-K for the year ended September 30, 2022 as well as Patriot’s subsequent filings and quarterly reports and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on Patriot’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, Patriot undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.